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                                                                  Exhibit 10.13

[LOGO]      UNIVERSITY OF PITTSBURGH

               Office of Research
                                                  350 Thackeray Hall
                                                  Pittsburgh, Pennsylvania 15260
                                                  412-624-7400
                                                  Fax: 412-624-7409


                                    PREAMBLE

THIS AGREEMENT entered into on this the 5th day of May 1998, by and between the University of Pittsburgh (hereinafter referred to as University) with a principal office at 350 Thackeray Hall, Pittsburgh, PA 15260 and Cellomics, Inc. (hereinafter referred to as Subcontractor); and constituting Agreement Number 100552 under (agency name) NIH Prime Agreement (or Contract depending upon award) No. 1 P01 CA78039-01 between the Government and University, which Agreement provides for the project entitled: "Combinatorial Approaches for Novel Anticancer Agents".

                                WITNESSETH THAT:

WHEREAS, the University is desirous of obtaining the services of the Subcontractor;

WHEREAS, the Subcontractor represents that Subcontractor has the knowledge, skill and ability to perform the desired services for the University;

NOW, THEREFORE, the parties hereto, intending to be legally bound, covenant and agree as follows:

                                    SCHEDULE

ARTICLE 1. Statement of Work

1.1 The Subcontractor shall provide the necessary personnel, supplies, equipment and facilities to perform the services specified in the Statement of Work attached as Exhibit A, which by this reference is made a part hereof.

1.2 For the period of this Agreement, the Subcontractor will utilize personnel for the approximate time indicated:


            Personnel                                          Percent of Effort
            ---------                                          -----------------

D. Lansing Taylor, Ph.D. (Principal Investigator)                      5%
Kenneth A. Giuliano (Senior Scientist)                                30%
Joanne Volosky (Research Scientist)                                   30%
Robbin Debiasio (Laboratory Director)                                 30%
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1.3   The Subcontractor agrees to use its best efforts to accomplish all the services specified in the Statement of Work referenced above. Its obligation will be deemed complete if the services are performed in accordance with high standards of scientific and professional skill and the approximate time has been substantially applied, except, however, all other requirements must be met including delivery of reports and materials as may be required under the Agreement. (See ARTICLE 3)

1.4 The University Principal Investigator for the project will advise the Subcontractor in the performance of the required services. The designated Principal Investigator for the University is Dr. John S. Lazu.

ARTICLE 2. Key Personnel

2.1 The Subcontractor will assign Dr. D. Lansing Taylor to perform services under this Agreement and shall not replace said key personnel without the prior written approval of the University Principal Investigator and an authorized official of the University.

ARTICLE 3. Delivery or Performance Schedule

3.1 The Subcontractor shall furnish and deliver the material and/or perform the services required by Exhibit A, Statement of Work.

3.2 The period of performance under this Agreement is specified as May 15, 1998 through February 28, 1999, for which period funds are available and allotted.

ARTICLE 4. Allowable Costs and Payment

4.1   Estimated Cost
      The estimated cost of the performance of this Agreement is $190,000.

4.2   Budget
      A budget which is agreed to by the parties to this Agreement is hereby attached as Exhibit B and made a part of this Agreement.

4.3   Allowable Costs
      For the purpose of determining the amounts payable to the Subcontractor under this Agreement, allowable costs shall be determined in accordance with (a) the cost principles applicable to the Subcontractor, and (b) the terms of this Agreement.

      a.  Direct Costs:                    $130,000

      b.  Indirect Costs (Overhead):       $ 60,000

          The indirect cost rates established for the performance period of this Agreement are 50% of Direct Costs minus equipment.

          However, any amount to be recovered as indirect cost may not exceed the total indirect cost budget unless provided for in the University Prior Approval System of the funding agency.

      c.  Payment
          (1) The Subcontractor shall submit invoices, at approximately thirty
              (30) day intervals following commencement of services, in the form attached hereto as Exhibit C, to the University for





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              payment of costs incurred during the preceding calendar month.
              Invoices should be sent to the following address:

                                 Jim Kaczynski
                            University of Pittsburgh
                           Department of Pharmacology
                                  W1340 BSTWR
                               200 Lothrop Street
                              Pittsburgh, PA 15213

          (2) Payment for performance under this Agreement shall be made by the University to the Subcontractor on a cost reimbursable basis when invoiced. Any payments so made shall be in accordance with the approved budget referenced above and attached as Exhibit B.

              If required under the Prime Agreement, final Contractor's Release and Assignment or Rebates, Refunds and Credits per FAR, Section 52.232-7(g) documents must be submitted to the University with the Final Invoice.

              The Federal government requires a recipient of Federal funds of $300,000 or more to provide the University with a copy of its most recent annual audit report within thirty (30) days after termination date of the Agreement. Accompanying the audit report must be a statement or other evidence that corrective action has been taken in instances of non-compliance with Federal laws and regulations which bear directly on the performance of this Agreement.

              Payment of the final invoice will be withheld until the audit report is received and all progress payments will be subject to return to the University if the audit report and other required documentation is not provided or action to correct non-compliance with Federal laws and regulations is not taken within six (6) months from date of submission of audit report. Subcontractor is required to complete Exhibit F, Subcontractor's Compliance with A-133, which is attached and made a part hereof.

          (3) Subcontractor shall reimburse the University a sum of money equivalent to the amount of any expenditures disallowed should the funding agency or the cognizant audit agency rule through audit exception or some other appropriate means, that expenditures from funds allocated to the Subcontractor for direct and/or indirect costs were not made in compliance with the regulations of the funding agency or the provisions of this Agreement.

          (4) A non-profit recipient of Federal funds that receives $300,000 or more under this Agreement is subject to compliance with Office of Management and Budget (OMB) Circular A-133 and must meet the audit requirements of that circular.

ARTICLE 5. General Provisions

5.1   Independent Contractor
      Nothing contained in this Agreement is to be construed to constitute Subcontractor and University as partners or joint venturers of each other, or to constitute the employees, agents or representatives of either party as the employees, agents or representatives of the other party, it being intended that the relationship between Subcontractor and University shall at all times be that of independent contractors. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other party; or to bind the other party to any contract agreement, or undertaking of any third party. Subcontractor agrees, warrants and represents to University, with the intention that University may rely thereon, that University does not now exercise, and will not be permitted during the terms of this Agreement to exercise any significant degree of control over Subcontractor's method of operation.


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5.2   Records/Reports
      The books of account, documents, papers, files and other records of the Subcontractor which are applicable to this Agreement shall at all reasonable times be available for inspection, review and audit, if required, to determine the proper application and use of all funds paid to or for the account or for the benefit of the Subcontractor; in addition, the Subcontractor shall provide such special reports as requested by the University to permit evaluation of progress of the project.

5.3   Termination
      This Agreement may be terminated by either party upon thirty (30) days written notice to the other party, or in accordance with the Prime Agreement. In the event of a conflict, the terms of the Prime Agreement shall govern.

5.4   Liability
      The University shall not be responsible or liable for any injuries or losses which may result from the implementation or use by Subcontractor or others of the results from the project or research data generated by Subcontractor.

      The Subcontractor shall indemnify, defend and hold harmless University, its trustees, officers, agents and employees with respect to any expense, claim, liability, loss, damage or costs (including attorneys' fees) in connection with or in any way arising out of the negligent acts of the Subcontractor's officers, employees, agents and/or contractors involved in the Statement of Work.

      The Subcontractor shall be solely responsible for any and all third party liability incurred by it in connection with the performance of this Agreement.

      This obligation to defend and indemnify University shall survive the termination of this Agreement.

5.5   Severability
      If any provision of this Agreement as applied to either party shall be adjudged by a court to be void or unenforceable, the same shall not have any effect on any other provision of this Agreement or the validity or enforceability of this Agreement.

5.6   Insurance
      The Subcontractor shall provide the necessary employment related insurance coverage, including but not limited to, Worker's Compensation and Employer's Liability insurance, for its employees involved in this project in amounts consistent with the laws of its place of business or the jurisdiction where the Work will be performed.

5.7   Taxes
      The Subcontractor agrees that it is responsible for withholding and paying to appropriate taxing bodies, all taxes that are applicable to Subcontractor's personnel to be supported under this Agreement.

5.8   Governing Law
      This Agreement shall be deemed to be a contract under, and shall be governed by, construed and enforced in accordance with the laws of the COMMONWEALTH OF PENNSYLVANIA.

5.9   Forum/Jurisdiction
      The parties agree that all claims, disputes, and controversies arising out of or relating to this Agreement shall be litigated in and before a court in Pittsburgh, Pennsylvania and hereby consent and submit to jurisdiction therein.


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5.10    Assignment
        This Agreement may not be assigned in whole or in part without the prior consent of the University.

5.11    Changes
        This Agreement may not be and shall not be construed to have been modified, amended, rescinded, canceled or waived, in whole or in part, except in writing signed by the parties hereto and making specific reference to this Agreement.

ARTICLE 6. Special Provisions

6.1     Equipment
        The University shall retain title to equipment purchased by the Subcontractor pursuant to the terms of this Agreement, and the equipment shall be returned to the University upon the termination of this Agreement, unless other disposition is mutually agreed upon and permitted under terms of the Prime Agreement. If requested under the Prime Agreement, property inventory listings must be submitted to the University.

6.2     Patents and Inventions
        If required under the Prime Agreement, Patent and Invention Reports must be submitted to the University within thirty (30) days after the termination date of the Agreement.

6.3     Subcontractor Certifications
        The Subcontractor is required to complete and mail to the appropriate address Exhibit F, Subcontractor Certifications, which is attached and made a part hereof.

6.4     Cost Accounting Standards
        This Agreement is subject to the Cost Accounting Standards as they apply to Educational Institutions (FAR 52.230-5) and OMB Circular A-21. Alternatively, if the Subcontractor is subject to other Cost Accounting Standards as set forth in FAR 52.230-2, those standards will take precedence.

ARTICLE 7. Incorporation of Applicable Provisions of Prime Agreement

7.1 All applicable provisions contained in the Prime Agreement between the University and the funding agency shall be binding upon the Subcontractor, and the Subcontractor hereby agrees to comply with same. A copy of the Prime Agreement is attached to this Agreement as Exhibit D and made a part hereof by this reference.

7.2 As used in the aforesaid applicable provisions as modified and supplemented, the term "Contracting Officer" and "Government" shall mean either the "University or the Government Contracting Officer" who has cognizance over the University's Prime Agreement and either the "University or Government" as may be applicable and determined by the University. Copies of all notices or reports required to be furnished shall be furnished to the University.

ARTICLE 8. Entire Understanding

8.1 This Agreement contains the entire understanding with respect to the subject matter hereof and supersedes all prior agreements or understandings, written or oral, prior to the execution of this Agreement.




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IN WITNESS WHEREOF, the parties hereto execute this Agreement.

UNIVERSITY OF PITTSBURGH                CELLOMICS, INC.

By                                      By
   -------------------------------         -------------------------------

Typed Name Michael M. Crouch            Typed Name
           -----------------------                 -----------------------

Title Director, Office of Research      Title
      ----------------------------            ----------------------------

Date                                    Date
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